EXHIBIT 99.1
Avatar Announces Pricing of Convertible Note Offering
CORAL GABLES, Fla., Feb. 1, 2011 /PRNewswire via COMTEX/ — Avatar Holdings Inc. (Nasdaq: AVTR) announced today that the Company has priced, in an underwritten public offering, $100 Million of Senior Convertible Notes due 2016 (the “Notes”). The offering was made through Barclays Capital Inc., as sole underwriter, and is expected to close February 4, 2011 subject to standard closing conditions. The Company intends to use the proceeds from the sale of the Notes for general corporate purposes, including, without limitation, the repayment of debt (including the Company’s 4.50% Convertible Senior Notes due 2024) and potential new acquisitions of real estate and real estate-related assets.
The Notes will bear interest at a rate of 7.50% per year, payable semi-annually in arrears in cash, on February 15 and August 15 of each year, commencing on August 15, 2011. The Notes will mature on February 15, 2016. The Notes will be convertible, at the holder’s option, into shares of the Company’s common stock initially at a conversion rate of 33.3333 shares (equivalent to an initial conversion price of approximately $ 30.00 per share), subject to certain adjustments.
This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or the common stock issuable upon conversion of the Notes. A registration statement relating to the Notes was declared effective by the Securities and Exchange Commission on August 28, 2009 and this offering will be made by means of a prospectus supplement and an accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may be obtained from the offices of Barclays Capital Inc. at the following address:
Barclays Capital Inc.
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
E-mail: Barclaysprospectus@broadridge.com
Or by calling toll-free at: 1-888-603-5847

An electronic copy of the prospectus supplement and the accompanying prospectus will also be available on the website of the Securities and Exchange Commission at http://www.sec.gov.
Avatar Holdings Inc. is engaged in real estate operations in Florida and Arizona. Avatar’s principal operations are conducted at Poinciana, Solivita and Bellalago in central Florida near Orlando; at Seasons at Tradition in Port St. Lucie, Florida; at Rio Rico, south of Tucson, Arizona; and at the recently-acquired active adult community of CantaMia in Goodyear, Arizona. Avatar’s common shares trade on NASDAQ under the symbol AVTR.
Certain statements discussed herein or made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the stability of certain financial markets; disruption of the credit markets and reduced availability and more stringent financing requirements for commercial and residential mortgages of all types; the number of investor and speculator resale homes for sale and homes in foreclosure in our communities and in the geographic areas in which we develop and sell homes; the increased level of unemployment; the decline in net worth and/or of income of potential buyers; the decline in consumer confidence; the failure to successfully implement our business strategy (including our intention to focus primarily on the development of active adult communities in the future); shifts in demographic trends affecting demand for active adult and primary housing; the level of immigration and migration into the areas in which we conduct real estate activities; our access to financing; construction defect and home warranty claims; changes in, or the failure or inability to comply with, government regulations; the failure to successfully integrate acquisitions into our business, including our recent JEN transaction; and other factors as are described in the Company’s filings with the Securities and Exchange Commission, including under the caption “Risk Factors” included in its Annual Report on Form 10-K for the year ended December 31, 2009. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein or therein, which reflect management’s opinions only as of the date thereof.
SOURCE Avatar Holdings Inc.